INDEPENDENT AUDITORS' CONSENT


The Board of Trustees
Pilgrim Prime Rate Trust:

We consent to the use of our report incorporated herein by reference and to the references to our firm under the headings "Financial Highlights and Investment Performance" and "Experts" in the Prospectus.



/s/ KPMG Peat Marwick LLP

Los Angeles, California
December 1, 1998